Exhibit 10.24

AMENDMENT OF BONUS AGREEMENT

THIS AMENDMENT OF BONUS AGREEMENT (“Amendment”) is entered into by and between WHX Corporation, a Delaware corporation (“Company”), and Warren Lichtenstein (“Executive”), effective as of January 1, 2009.

Background

A.           The Company and the Executive previously entered into a Bonus Agreement, dated as of July 6, 2007 (“Agreement”).

B.           The Company and the Executive wish to amend the Agreement, effective as of January 1, 2009, to comply with the final regulations under Code Section 409A.

In consideration of the premises, the parties hereby agree to amend the Agreement as follows, effective January 1, 2009.

Amendment

1.           A new Section 15 is added to the Agreement, to read as follows:

“Section 15. Code Section 409A.

(a)           The parties hereto intend that all benefits and payments to be made to the Executive hereunder will be provided or paid to him in compliance with, or an exemption or exception from the applicable provisions of, section 409A of the Internal Revenue Code of 1986 as amended (“Code”) and the regulations issued thereunder, and the rulings, notices and other guidance issued by the Internal Revenue Services interpreting the same, and this Agreement shall be construed and administered in accordance with such intent. The parties also agree that this Agreement may be modified, as reasonably requested by either party, to the extent necessary to comply with all applicable requirements of, and to avoid the imposition of any additional tax, interest and penalties under, the section 409A of the Code in connection with, the benefits and payments to be provided or paid to the Executive hereunder. Any such modification shall maintain the original intent and benefit to the. Company and the Executive of the applicable provision of this Agreement, to the maximum extent possible without violating section 409A of the Code.

(b)           Any payments hereunder that qualify for an exception under section 409A of the Code shall be paid under the applicable exception.

(c)           The discretion of the Committee under Subsection 3(b)-(e) hereof shall not extend the time for delivery of the Notice beyond the Termination Date.

(d)           No Bonus Replacement under Section 5 shall cause the Agreement to become subject to Section 409A of the Code.”

2.           In all other respects the Agreement shall be and remain unchanged.

The Company, by its duly authorized officer, and the Executive have executed this Amendment, effective as of January 1, 2009.

COMPANY		EXECUTIVE

By:	/s/ Peter T. Gelfman	/s/ Warren Lichtenstein
12/31/08